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                                                                Exhibit 23.1





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report (which has an explanatory paragraph pertaining to a going concern uncertainty) dated April 9, 1997, accompanying the consolidated financial statements included in the Annual Report of National Diagnostics, Inc. and Subsidiaries, on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of National Diagnostics, Inc. and Subsidiaries on Form S-8 (File No. 33-80293, effective December 11, 1995).




                                                        GRANT THORNTON LLP


Tampa, Florida
April 9, 1997 (Except for
paragraph three of Note 6, as
to which the date is April 25, 1997)